UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

AMENDMENT NO. 1 TO

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

October 30, 2007

Homeland Security Capital Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	814-00631	52-2050585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1005 Glebe Road, Suite 550, Arlington, Virginia	22201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(703) 528-7073

__________________________
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On October 30, 2007, Homeland Security Capital Corporation, a Delaware corporation (the “Company”) announced that it had invested Seven Hundred Fifteen Thousand Dollars ($715,000) (the “Investment”) in Secure America Acquisition Holdings, LLC (“SAAH”), a Delaware limited liability company and the principal stockholder of Secure America Acquisition Corporation (AMEX: HLD.U) a special purpose acquisition corporation that was formed to complete a business combination with one or more operating businesses in the homeland security industry (“Secure America”). The Investment was made in the form of a Five Hundred Thousand Dollar ($500,000) promissory note personally guaranteed by C. Thomas McMillen, the Company’s Chief Executive Officer and Chairman and Co-Chief Executive Officer of Secure America, as well as an additional Sixty-Five Thousand Dollar ($65,000) working capital loan and a One Hundred Fifty Thousand Dollar ($150,000) equity investment. As consideration for the Investment, the Company will receive, through its interest in SAAH, Three Hundred Twenty-Five Thousand (325,000) shares of common stock of Secure America as well as Five Hundred Sixty-Five Thousand Dollars ($565,000) in promissory notes. In addition, the Company will receive a Seven Thousand Five Hundred Dollar ($7,500) monthly administrative fee payable for up to two (2) years. A copy of the Press Release is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibit No. Description

Exhibit	Description	Location

Exhibit 99.1	Press Release	Provided herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2007	Homeland Security Capital Corporation

	By:	/s/ C. Thomas McMillen
Name: C. Thomas McMillen
Title: President and Chief Executive Officer

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